Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274584

PROSPECTUS SUPPLEMENT
(To prospectus dated October 10, 2023)

ESSA PHARMA INC.

Up to $50,000,000

Common Shares

We have entered into an Open Market Sale AgreementSM, or Sales Agreement, with Jefferies LLC, or Jefferies, dated November 3, 2023, relating to the sale of our common shares from time to time offered by this prospectus supplement and the accompanying base shelf prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our common shares having an aggregate offering price of up to $50,000,000 from time to time through Jefferies, acting as our sales agent.

Our common shares are listed on the Nasdaq Capital Market, or the Nasdaq, under the symbol “EPIX.” On November 2, 2023, the closing price per share of our common shares was $5.35 on the Nasdaq.

Sales of our common shares, if any, under this prospectus may be made by any method permitted that are deemed “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount of our common shares, but will act as our sales agent using commercially reasonable efforts, consistent with its normal sales and trading practices on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

No sales of our common shares under this prospectus will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the Toronto Stock Exchange, TSX Venture Exchange or any other exchange or market in Canada.

Jefferies will receive from us a commission of 3% of the gross sales price of all shares sold through it under the Sales Agreement. In connection with the sale of common shares on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies may be deemed to be underwriting commissions or discounts.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S-12 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is November 3, 2023.

Table of Contents

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying base shelf prospectus and the documents incorporated into each by reference. The second part, the accompanying base shelf prospectus, gives more general information and disclosure. This prospectus supplement is deemed to be incorporated by reference into the accompanying base shelf prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

If there is any inconsistency between information in or incorporated by reference into the accompanying base shelf prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying base shelf prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base shelf prospectus together with the additional information described under the heading “Where You Can Find More Information” before investing in our common shares.

Neither we nor Jefferies have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying base shelf prospectus, the documents incorporated by reference herein or therein or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We are not, and Jefferies is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. We are not offering to sell, or seeking offers to buy, common shares in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of any exchange or market in Canada. The distribution of this prospectus and the offering of common shares in certain jurisdictions may be restricted by law. You should assume that the information appearing in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information, and to the extent any sources of such information are identified herein, no information from such sources shall be incorporated into this prospectus supplement except as explicitly stated herein.

Unless otherwise indicated in this prospectus supplement and the accompanying base shelf prospectus all dollar amounts and references to “$” or “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. This prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See “Exchange Rate Information.”

In this prospectus supplement and the accompanying base shelf prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “ESSA” or the “Company,” refer to ESSA Pharma Inc., either alone or together with our subsidiaries.

This prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein include references to trade names and trade-marks of other companies, which trade names and trade-marks are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base shelf prospectus, including the documents incorporated by reference herein and therein, contain certain statements that are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. All statements in this prospectus supplement and the accompanying base shelf prospectus, including the documents incorporated by reference herein and therein, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements that may relate to the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. These statements appear in a number of different places in this prospectus supplement and the accompanying base shelf prospectus and can be identified by use of terminology such as “subject to”, “believe”, “anticipate”, “plan”, “expect”, “intend”, “estimate”, “project”, “may”, “will”, “should”, “would”, “could”, “hope”, “can”, or the negatives thereof, variations thereon or similar expressions, or by discussions of strategy. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. Examples of such forward-looking statements include, but are not limited to statements related to:

•	the Company’s ability to maintain operations, development programs, preclinical studies, clinical trials and raise capital as a result of global macroeconomic factors including inflation, supply chain issues and any ongoing impact from the coronavirus disease 2019 outbreak (“COVID-19”);

•	the Company’s ability to advance its product candidate and potential future product candidates through, and successfully complete, clinical trials;

•	the Company’s ability to recruit sufficient numbers of patients for future clinical trials, and the benefits expected therefrom;

•	the Company’s ability to establish and maintain relationships with collaborators with acceptable development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;

•	the Company’s ability to obtain funding for operations, including research funding, and the timing and potential sources of such funding;

•	the initiation, timing, cost, location, progress and success of, strategy and plans with respect to ESSA’s research and development programs (including research programs and related milestones with regards to next-generation drug candidates and compounds), preclinical studies and clinical trials;

•	the therapeutic benefits, properties, effectiveness, pharmacokinetic profile and safety of the Company’s product candidate and potential future product candidates, if any, including the expected benefits, properties, effectiveness, pharmacokinetic profile and safety of the Company’s next-generation Aniten compounds;

•	the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others;

•	developments relating to the Company’s competitors and its industry, including the success of competing therapies that are or may become available;

•	the Company’s ability to achieve profitability;

•	the grant (“CPRIT Grant”) under the Cancer Prevention and Research Institute of Texas (“CPRIT”) and payments thereunder, including any residual obligations;

•	the Company’s intended use of proceeds from past and future offerings of the Company’s securities;

•	the implementation of the Company’s business model and strategic plans, including strategic plans with respect to patent applications and strategic collaborations and partnerships;

•	the Company’s ability to identify, develop and commercialize product candidates;

•	the Company’s commercialization, marketing and manufacturing capabilities and strategy;

•	the Company’s expectations regarding federal, state, provincial and foreign regulatory requirements, including the Company’s plans with respect to anticipated regulatory filings;

•	whether the Company will receive, and the timing and costs of obtaining, regulatory approvals in the United States, Canada and other jurisdictions;

•	the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by the Company’s product candidate and potential future product candidates, if any;

•	the rate and degree of market acceptance and clinical utility of the Company’s potential future product candidates, if any;

•	the timing of, and the Company’s ability and the Company’s collaborators’ ability, if any, to obtain and maintain regulatory approvals for the Company’s product candidate and potential future product candidates, if any;

•	the Company’s expectations regarding market risk, including inflation, interest rate changes and foreign currency fluctuations;

•	the Company’s ability to engage and retain the employees required to grow its business;

•	the compensation that is expected to be paid to the Company’s employees;

•	the Company’s future financial performance and projected expenditures; and

•	estimates of the Company’s financial condition, expenses, future revenue, capital requirements and its need for additional financing and potential sources of capital and funding.

Such statements reflect the Company’s current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including those described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K (the “Annual Report”). All the forward-looking statements included in this prospectus supplement and the accompanying base shelf prospectus, including the documents incorporated herein and therein, are based upon our current expectations and various assumptions. Certain assumptions made in preparing the forward-looking statements include, but are not limited to:

•	the Company’s ability to maintain operations as a result of any ongoing impact from the COVID-19 outbreak;

•	the Company’s ability to conduct clinical studies involving its product candidate and to identify any future product candidates;

•	the Company’s ability to obtain regulatory and other approvals to commence clinical trials involving any future product candidates;

•	the Company’s ability to obtain positive results from research and development activities, including clinical trials;

•	the availability of sufficient financing on reasonable terms;

•	the Company’s ability to obtain required regulatory approvals;

•	the Company’s ability to protect patents and proprietary rights;

•	the Company’s ability to successfully out-license or sell future products, if any, and in-license and develop new products;

•	the absence of material adverse changes in its industry or the global economy;

•	the Company’s ability to attract and retain key personnel;

•	the Company’s continued compliance with third party license terms and non-infringement of third-party intellectual property rights;

•	the Company’s ability to maintain good business relationships with its strategic partners; and

•	the Company’s ability to understand and predict market competition.

The Company believes there is a reasonable basis for its current expectations, views and assumptions, but they are inherently uncertain. The Company may not realize its expectations, and its views and assumptions may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. In evaluating forward-looking statements, investors should specifically consider the following uncertainties and factors, among others (including those set forth under the heading “Risk Factors” in the Company’s Annual Report, as updated by the Company’s subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act, and in this prospectus supplement), that could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements.

By their very nature, forward-looking statements or information involve known and unknown risks, uncertainties and other factors that may cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed or implied by such forward-looking statements or information. In evaluating these statements, prospective purchasers should specifically consider various factors, including the risks outlined in this prospectus supplement and in the accompanying base shelf prospectus, including the documents incorporated by reference herein and therein, under the heading “Risk Factors”. The below summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Some of these risks and assumptions include, among others:

•	risks related to the Company’s ability to maintain operations and execute on its business plan as a result of the COVID-19 outbreak or other health epidemics;

•	risks related to clinical trial development and the Company’s ability to conduct the clinical trial of its product candidate and the predictive value of its current or planned clinical trials;

•	risks related to clinical trials being conducted by third parties under collaboration and clinical supply agreements, including combination studies, using the Company's product candidate, studies which the Company may not control, and ensuing reputational risk related to clinical trial results;

•	risks related to the Company’s future success being dependent primarily on identification through preclinical studies, clinical studies, regulatory approval for commercialization of a single product candidate;

•	risks related to the Company’s license agreements with third parties;

•	uncertainty related to the Company’s ability to obtain required regulatory approvals for its proposed products;

•	risks related to the Company's ability to conduct a clinical trial or submit a future New Drug Application/New Drug Submission to the U.S. Food and Drug Administration (“FDA”) or Investigational New Drug Application/Clinical Trial Application to Health Canada;

•	risks related to the Company's ability to successfully commercialize future product candidates;

•	risks related to the possibility that the Company’s product candidate and potential future product candidates, if any, may have undesirable side effects when used alone or in combination with other drugs;

•	risks related to the Company’s ability to enroll subjects in clinical trials;

•	risks that the FDA may not accept data from trials conducted in locations outside the United States;

•	risks related to the Company’s ongoing obligations and continued regulatory review;

•	risks related to potential administrative or judicial sanctions;

•	the risk of increased costs associated with prolonged, delayed or terminated clinical trials;

•	the risk that third parties may not carry out their contractual duties or terminate the relationship;

•	risks related to the Company’s lack of experience manufacturing product candidates on a large clinical or commercial scale and the Company’s lack of manufacturing facility;

•	risks inherent in foreign operations, including related to foreign sourced raw materials, manufacturing or clinical trials;

•	risks related to disruptions in domestic and foreign supply chains that the Company relies on for the production and shipment of raw materials and clinical trial materials;

•	risks related to the Company’s failure to obtain regulatory approval in international jurisdictions;

•	risks related to recently enacted and future legislation in the United States and internationally that may increase the difficulty and cost for the Company to obtain marketing approval of, and commercialize, its product candidate and potential future products, if any, and affect the prices the Company may obtain;

•	risks related to new legislation, new regulatory requirements, and the continuing efforts of governmental and third-party payors to contain or reduce the costs of healthcare;

•	uncertainty as to the Company’s ability to raise additional funding;

•	risks related to the Company’s ability to raise additional capital on favorable terms and the impact of dilution from incremental financing;

•	risks of a deemed default on any residual obligations of the agreement providing for the CPRIT Grant and having to reimburse all of the CPRIT Grant, if such deemed default is not waived by CPRIT;

•	risks related to the Company’s incurrence of significant losses in every quarter since inception and its anticipation that it will continue to incur significant losses in the future;

•	risks related to the Company’s limited operating history;

•	risks related to the Company’s reliance on proprietary technology;

•	risks related to the Company’s ability to protect its intellectual property rights throughout the world;

•	risks related to claims by third parties asserting that the Company, or its employees, contractors or consultants have misappropriated their intellectual property, or claiming ownership of what the Company regards as its intellectual property;

•	risks related to the Company’s ability to comply with governmental patent agency requirements in order to maintain patent protection;

•	risks related to computer system failures or security breaches and increasing cyber threats;

•	risks related to business disruptions that could seriously harm the Company’s future revenues and financial condition and increase its costs and expenses;

•	risks related to the Company’s ability to attract and maintain highly qualified personnel;

•	risks related to the possibility that third-party coverage and reimbursement and health care cost containment initiatives and treatment guidelines may constrain the Company’s future revenues;

•	risks related to potential conflicts of interest between the Company and its directors and officers;

•	risks related to competition from other biotechnology and pharmaceutical companies;

•	risks related to movements in foreign currency exchange rates, interest rates and the rate of inflation;

•	risks related to the Company’s ability to convince public payors and hospitals to include the Company’s product candidate and potential future products, if any, on their approved formulary lists;

•	risks related to the Company’s ability to establish an effective sales force and marketing infrastructure, or enter into acceptable third-party sales and marketing or licensing arrangements;

•	risks related to the Company's ability to manage growth;

•	risks related to the Company’s ability to achieve or maintain expected levels of market acceptance for its products;

•	risks related to the Company’s ability to realize benefits from acquired businesses or products or form strategic alliances in the future;

•	risks related to collaborations with third parties;

•	risks that employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could cause significant liability for the Company and harm its reputation;

•	risks related to product liability lawsuits;

•	risks related to compulsory licensing and/or generic competition;

•	risks related to being a smaller reporting company;

•	risks related to share price volatility in the event there is low liquidity for the trading of the Company's common shares;

•	risks related to the possibility that laws and regulations governing international operations may preclude the Company from developing, manufacturing and selling certain product candidates outside of the United States and Canada and require it to develop and implement costly compliance programs;

•	risks related to laws that govern fraud and abuse and patients' rights;

•	risks related to the Company’s ability to comply with environmental, health and safety laws and regulations;

•	risks related to the Company being a “passive foreign investment company”;

•	risks related to United States investors' ability to effect service of process or enforcement of actions against the Company;

•	risks related to market price and trading volume volatility;

•	risks related to the Company's dividend policy;

•	risks associated with future sales of the Company’s securities;

•	risks related to the Company's ability to maintain an active trading market for the Company’s common shares;

•	risks related to the Company’s ability to implement and maintain effective internal controls;

•	risks related to provisions in the Company’s charter documents and Canadian law affecting corporate governance; and

•	risks related to analyst coverage.

If one or more of these risks or uncertainties or a risk that is not currently known to the Company, materialize, or if its underlying assumptions prove to be incorrect, actual results may vary materially from those expressed or implied by forward-looking statements. The forward-looking statements represent the Company’s expectations, plans, estimates and views as of the date of this prospectus supplement. The Company does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events, except as required by law. Investors are cautioned that we cannot guarantee future results, events, levels of activity, performance or achievements and that forward-looking statements are inherently uncertain. Accordingly, investors are cautioned not to put undue reliance on forward-looking statements. The Company advises you that these cautionary remarks expressly qualify in their entirely all forward-looking statements attributable to the Company or persons acting on its behalf.

EXCHANGE RATE INFORMATION

We express all amounts in this prospectus supplement and the documents incorporated by reference herein in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. The following table sets forth, for the periods indicated, the high, low, average and end of period rates of exchange for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada during the respective periods.

The following table sets forth certain exchange rates based on the Bank of Canada daily exchange rate.

	Year Ended September 30,			Three Months Ended September 30,
	2021	2022	2023	2022	2023
Highest rate during the period	1.3349	1.3726	1.3856	1.3726	1.3674
Lowest rate during the period	1.2040	1.2329	1.3128	1.2753	1.3128
Average exchange rate for the period	1.2642	1.2772	1.3486	1.3056	1.3414
Rate at the end of the period	1.2741	1.3707	1.3520	1.3707	1.3520

On November 2, 2023, the Bank of Canada daily average rate of exchange was $1.00 = C$1.3778.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key aspects of this offering and certain information contained elsewhere in this prospectus supplement and the documents incorporated by reference. This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our common shares. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying base shelf prospectus before investing in our common shares. You should pay special attention to the risks and uncertainties identified under the captions “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein or therein, including our Annual Report, when determining whether an investment in our common shares is appropriate for you.

Our Company

We are a clinical stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of prostate cancer with an initial focus on patients whose disease is progressing despite treatment with current standard of care therapies, including second-generation antiandrogen drugs such as abiraterone, enzalutamide, apalutamide and darolutamide.

We believe our latest series of investigational compounds, including our product candidate masofaniten (EPI-7386), have the potential to significantly expand the interval of time in which patients with castration-resistant prostate cancer (“CRPC”) can benefit from anti-hormone-based therapies. Specifically, the compounds are designed to disrupt the androgen receptor (“AR”) signaling pathway, the primary pathway that drives prostate cancer growth, and prevent AR activation through selective binding to the N-terminal domain (“NTD”) of the AR. In this respect, our compounds are designed to mechanistically differ from classical non-steroid antiandrogens. These antiandrogens interfere either with androgen synthesis (i.e., abiraterone), or with the binding of androgens to the ligand-binding domain (LBD), located at the opposite end of the receptor from the NTD (i.e. “lutamides”). A functional NTD is essential for the functionality of the AR; blocking the NTD inhibits AR-driven transcription and therefore androgen-driven biology. We believe that the transcription inhibition mechanism of our preclinical compounds is unique, and has the potential advantage of bypassing several of the identified mechanisms of resistance to the antiandrogens currently used in the treatment of CRPC. We have been granted by the United States Adopted Names (“USAN”) Council a unique USAN stem “Aniten” to recognize this new first-in-class mechanistic class. We refer to this series of proprietary investigational compounds as the “Aniten” series. In preclinical studies, blocking the NTD has demonstrated the capability to prevent AR-driven gene expression. A previously completed Phase 1 clinical trial of our first-generation agent, ralaniten acetate (EPI-506) administered to patients with metastatic CRPC (“mCRPC”) refractory to current standard of care therapies demonstrated prostate-specific antigen (PSA) declines, a sign of inhibition of AR-driven biology. This inhibition, however, was neither deep nor sustained enough to confer clinical benefit and we have made the decision to develop a more potent next generation drug which would also have a longer half-life. We have done so, and we are now in clinical trials with our next generation Aniten, masofaniten (EPI-7386).

In developing possible therapeutics that involve binding to the NTD, our strategic approach involves:

•	completing the initial Phase 1 clinical development of masofaniten (EPI-7386) as a monotherapy treatment for patients with mCRPC, who are resistant to the current standard of care, to demonstrate the drug’s characteristics as a single agent as completely as possible, with regards to safety, tolerability, and efficacy together with detailed pharmacological and biological studies. The assessment of the clinical data will determine our clinical development of masofaniten (EPI-7386) as a single agent therapy and also as a combination therapy, whilst considering the impact of such treatment against the size of the patient population whose tumours have progressed and are prevalently driven by the AR pathway despite heavy pre-treatment of the latest generation antiandrogens;

•	combining Aniten compounds with second-generation antiandrogens in earlier lines of therapy. We, with industry partners, are conducting clinical trials of combinations of masofaniten (EPI-7386) and second-generation antiandrogens in patients with nmCRPC, mCRPC, mHSPC and neo-adjuvant prostate cancer surgical therapy in earlier lines of treatment; and

•	continuing preclinical studies including work on other Aniten molecules, NTD degraders and other potential applications for AR NTD inhibitors.

Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our Annual Report, as revised or supplemented by our subsequent quarterly reports on Form 10-Q, or our current reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Incorporation of Certain Documents by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus supplement as they contain important information concerning our business and our prospects.

Recent Developments

On September 18, 2023, the Company announced the initiation of the Phase 2 portion of its Phase 1/2 study evaluating masofaniten (EPI-7386).

Company Information

The Company was incorporated under the name “ESSA Pharma Inc.” pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”) on January 6, 2009. The Company’s registered and records office is located at Suite 3500, The Stack, 1133 Melville Street, Vancouver, British Columbia, Canada V6E 4E5. The Company’s head office is located at Suite 720, 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5. Since July 9, 2015, the Company’s common shares have traded on the Nasdaq under the symbol “EPIX”.

The Company has one wholly-owned subsidiary, ESSA Pharmaceuticals Corp., existing under the laws of the State of Texas.

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Issuer	ESSA Pharma Inc.
Common shares offered by us	Common shares having an aggregate offering price of up to $50,000,000.
Common shares to be outstanding following the offering	Up to 53,446,632 shares, based on 44,100,838 common shares outstanding as of November 2, 2023 and assuming sales of 9,345,794 of our common shares in this offering at an offering price of $5.35 per share, which was the last reported sale price of our common shares on the Nasdaq on November 2, 2023. The actual number of shares issued will vary depending on the sale price under this offering.
Plan of Distribution	“At-the-market” offering that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution.”
Use of Proceeds	We intend to use the net proceeds from the sale of our common shares pursuant to this offering, if any, together with our existing cash and cash equivalents, to fund the clinical development of masofaniten (EPI-7386) and preclinical research of Aniten compounds. See “Use of Proceeds” on page S-16.
Risk Factors	Investing in our common shares involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 4 of the accompanying base shelf prospectus, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our Annual Report.
Nasdaq symbol	EPIX
Income tax considerations	The common shares will be subject to special and complex tax rules for U.S. taxpayers. Holders are urged to consult their own tax advisors with respect to the U.S. and Canadian federal, state, provincial, territorial, local and foreign tax consequences of purchasing, owning and disposing of the common shares. See “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations” on pages S-20 and S-24 of this prospectus supplement.

No sales of our common shares under this prospectus will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of any exchange or market in Canada.

RISK FACTORS

Investing in our common shares is speculative and involves a high degree of risk. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our common shares to lose part or all of their investment. In addition to the other information contained in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under “Risk Factors” in the accompanying base shelf prospectus and our Annual Report and the factors set out below in evaluating ESSA and its business before making an investment in our common shares.

Risks Relating to the Common Shares and the Offering

The market price and trading volume of ESSA's common shares may be volatile, which could result in rapid and substantial losses for its shareholders or securities litigation.

The market price of ESSA's common shares may be highly volatile and could be subject to wide fluctuations, in response to various factors, some of which ESSA cannot control. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of ESSA’s common stock, regardless of ESSA’s actual operating performance. In addition to the factors discussed under the heading “Risk Factors” in the Annual Report, these factors include:

•	quarterly variations in operating results;
•	operating results that vary from the expectations of securities analysts and investors;
•	change in valuations;
•	changes in ESSA's operations;
•	expenses ESSA incurs related to future research;
•	regulatory approvals;
•	fluctuations in the demand for ESSA's product candidates;
•	changes in the industry in which ESSA operates;
•	announcements by ESSA or other companies of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, capital commitments, plans, prospects, service offerings or operating results;
•	results of clinical studies of our product candidates, including our combination studies, or those of our competitors;
•	additions or departures of key personnel;
•	future sales of ESSA’s securities;
•	trading of ESSA’s securities by a large shareholder;
•	other risk factors discussed herein; and
•	other unforeseen events.

Stock markets in the United States and Canada have experienced extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions such as acts of terrorism, prolonged economic uncertainty, a recession or interest rate or currency rate fluctuations, could adversely affect the market price of ESSA's common shares resulting in substantial losses for shareholders. Also, in the past, companies that have experienced volatility in the market price of their common shares have been subject to securities litigation. ESSA may be the target of this type of litigation in the future. Securities litigation against ESSA could result in substantial costs and divert management’s attention from other business concerns, which could materially harm ESSA’s business.

The Company has never declared dividends and may not do so in the future.

ESSA has not declared or paid any cash dividends on common shares to date. The payment of dividends in the future will be dependent on ESSA’s earnings and financial condition and on such other factors as ESSA’s Board considers appropriate. Unless and until ESSA pays dividends, shareholders may not receive a return on their shares. There is no present intention by the Board to pay dividends on the common shares.

The Company may experience future sales or issue additional securities.

The market price of the Company’s equity securities could decline as a result of issuances of securities by the Company or sales by the Company’s existing shareholders of common shares in the market, or the perception that such sales could occur. Sales of common shares by shareholders might also make it more difficulty for the Company to sell equity securities at a time and price that the Company deems appropriate. Sales or issuances of substantial numbers of common shares, or the perception that such sales could occur, may adversely affect the prevailing market prices of the common shares. With any additional sale or issuance of common shares, investors will suffer dilution to their voting power and the Company may experience dilution in its earnings per share.

Additionally, as of November 2, 2023, there were 2,920,000 pre-funded warrants outstanding, which are exercisable into common shares at a nominal exercise price. If holders of these pre-funded warrants exercise these securities, existing shareholders will suffer dilution to their voting power and the Company may experience dilution in its earnings per share, as well as a negative impact on its share price.

If ESSA is unable to implement and maintain effective internal controls over financial reporting in the future, ESSA may not be able to report financial results accurately or prevent fraud. In that case, investors may lose confidence in the accuracy and completeness of ESSA’s financial reports and the market price of ESSA’s common shares may be negatively affected.

Maintaining effective internal control over financial reporting is necessary for ESSA to produce reliable financial reports and is important in helping to prevent financial fraud. If ESSA is unable to maintain adequate internal controls, ESSA’s business and operating results could be harmed.

Pursuant to Section 404(a) of the Sarbanes-Oxley Act and the related rules of the SEC, ESSA’s management is required to, among other things, assess annually the effectiveness of its internal control over financial reporting and certify that it has established effective disclosure controls and procedures and internal controls over financial reporting for the period ended September 30, 2022.

Preparing ESSA’s consolidated financial statements involves a number of complex manual and automated processes which are dependent on individual data input or review and require significant management judgment. One or more of these elements may result in errors that may not be detected and could result in a material misstatement of ESSA’s consolidated financial statements. Management’s significant estimates and judgements with respect to financial reporting are discussed and disclosed in the consolidated financial statements.

The process of designing and implementing effective internal controls and procedures, and expanding ESSA’s internal accounting capabilities, is a continuous effort that requires ESSA to anticipate and react to changes in ESSA’s business and the economic and regulatory environments and expend significant resources to establish and maintain a system of internal controls that is adequate to satisfy ESSA’s reporting obligations as a public company. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. ESSA cannot be certain at this time whether the Company will be able to successfully complete the continuing implementation of controls and procedures or the certification and attestation requirements of Section 404(a) of Sarbanes-Oxley on a continuous basis.

If a material misstatement occurs in the future, ESSA may fail to meet its future reporting obligations, it may need to restate its financial results and the price of its common shares may decline. Any failure of ESSA’s internal controls could also adversely affect the results of the periodic management evaluations and any future annual independent registered public accounting firm attestation reports regarding the effectiveness of ESSA’s internal control over financial reporting that may be required when Section 404 of Sarbanes-Oxley becomes fully applicable to ESSA. Effective internal controls are necessary for ESSA to produce reliable financial reports and are important to helping prevent financial fraud. If ESSA cannot provide reliable financial reports or prevent fraud, ESSA’s business and results of operations could be harmed, investors could lose confidence in ESSA’s reported financial information, and the trading price of ESSA’s common shares could drop significantly.

An active trading market for the common shares may not be sustained.

Although ESSA has listed the common shares on the Nasdaq, an active trading market for the common shares may not be sustained. If an active trading market for the common shares is not maintained, the liquidity of the common shares and the prices that may be obtained for the common shares will be adversely affected. As of June 30, 2023, ESSA’s public float, which is defined as common shares outstanding minus common shares held by officers, directors, or beneficial holders of greater than 10% of ESSA’s outstanding common shares, represented approximately 73.5% of ESSA’s outstanding common shares. In addition, the Company is aware of a number of significant shareholders, defined as a holding greater than 5%, who have participated in recent financings. The average number of shares traded in any given day over the past year has been relatively small compared to the public float. Thus, the actions of a few shareholders either buying or selling ESSA’s common shares may adversely affect the price of the common shares. Historically, securities similar to ESSA’s common shares have experienced extreme price and volume fluctuations that do not necessarily relate to operating performance and could result in rapid and substantial losses for shareholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about ESSA’s business, its stock price and trading volume could decline.

The trading market for ESSA’s common shares depends in part on the research and reports that securities or industry analysts publish about it, or its business. If one or more of the securities or industry analysts who cover ESSA downgrade its common shares or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of ESSA or fail to publish reports on it regularly, demand for ESSA’s stock could decrease, which might cause its stock price and trading volume to decline.

ESSA has been and there is a risk that ESSA may continue to be a “passive foreign investment company” which would likely result in materially adverse U.S. federal income tax consequences for U.S. investors.

ESSA believes it has been classified as a passive foreign investment company, or PFIC, in one or more prior taxable years, and believes it may continue to be classified as a PFIC for the current fiscal year and in future taxable years. However, the determination as to whether ESSA is a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules that are subject to differing interpretations and cannot be determined until after the end of the particular taxable year. If ESSA is a PFIC for any taxable year during which a U.S. Holder (as defined under “Certain U.S. Federal Income Tax Considerations”) holds the common shares, it would likely result in adverse U.S. federal income tax consequences for such U.S. Holder. U.S. Holders should carefully read “Certain U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules” for more information and consult their own tax advisors regarding the consequences of ESSA being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making a qualified electing fund election (including a protective election), which may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income.

ESSA’s management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including milestone payments received from our strategic partnerships and royalties received on sale of any approved products. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

You may experience immediate dilution in the book value per share of the common shares you purchase.

Given that the price per share of our common shares being offered is expected to be higher than the book value per share of our common shares, you may suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

We are governed by the corporate laws of Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are governed by the BCBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our Articles) the BCBCA generally requires the voting threshold to be a special resolution approved by 66 2/3% of the votes cast by shareholders on the resolution, or as set out in the Articles, as applicable, whereas the DGCL generally only requires a majority vote; and (ii) under the BCBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. Investors may find our company and our common shares less attractive because we are governed by foreign laws.

ESSA has a history of negative operating cash flow and may continue to experience negative operating cash flow.

We have had negative operating cash flow for every period since inception. We anticipate that we will continue to have negative cash flow until such time, if at all, that profitable commercial production is achieved with a clinical candidate. To the extent that the we have negative cash flow in future periods, we may need to allocate a portion of our cash reserves to fund such negative cash flow. We may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms favorable to us.

U.S. civil liabilities may not be enforceable against us, our directors, our officers or certain experts named in this prospectus supplement.

We are governed by the BCBCA and our principal place of business is in Canada. Some of our directors and officers, as well as certain experts named herein, reside outside of the United States, and all or a substantial portion of their assets as well as all or a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us and such directors, officers and experts or to enforce judgments obtained against us or such persons, in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. federal securities laws or any other laws of the United States. Additionally, rights predicated solely upon civil liability provisions of U.S. federal securities laws or any other laws of the United States may not be enforceable in original actions, or actions to enforce judgments obtained in U.S. courts, brought in Canadian courts, including courts in the Province of British Columbia. These provisions may limit our shareholders’ ability to bring a claim against us in a judicial forum that our shareholders consider favorable or convenient for such disputes and may discourage lawsuits with respect to such claims. See “Description of Share Capital.”

USE OF PROCEEDS

The amount of net proceeds from this offering will depend upon the number of our common shares sold and the market prices at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from the sale of our common shares pursuant to this offering, if any, together with our existing cash and cash equivalents, to fund the clinical development of masofaniten (EPI-7386) and preclinical research of Aniten compounds.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering, and the amounts and timing of our actual expenditures will depend on numerous factors, including those listed under the heading “Risk Factors” in this prospectus supplement and the accompanying base shelf prospectus and the documents incorporated by reference herein and therein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

DILUTION

If you invest in our common shares, your interest will be diluted to the extent the price per share you pay in this offering exceeds the net tangible book value per share of our common shares immediately after you purchase shares in this offering. As of June 30, 2023, our net tangible book value was approximately $150.2 million, or approximately $3.41 per share, based on 44,092,374 shares of our common shares outstanding as of June 30, 2023. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of our common shares outstanding as of June 30, 2023.

After giving effect to the sale of our common shares in the assumed aggregate amount of $50,000,000 at an assumed offering price of $5.35 per common share, which is the last reported sale price of our common shares on the Nasdaq on November 2, 2023, and after deducting estimated offering expenses and commissions payable by us, our net tangible book value as of June 30, 2023 would have been $198.4 million, or $3.71 per share. This would represent an immediate increase in net tangible book value of $0.30 per share to our existing shareholders and an immediate dilution in net tangible book value of $1.64 per share to new investors in this offering.

The following table illustrates this calculation on a per common share basis:

Assumed public offering price per share	$5.35
Net tangible book value per share at June 30, 2023	$3.41
Increase in net tangible book value per share attributable to the offering	$0.30
As adjusted net tangible book value per share after giving effect to the offering	$3.71
Dilution in net tangible book value per share to new investors in this offering	$1.64

Notwithstanding the assumptions reflected in this table, the shares sold in this offering, if any, will be sold from time to time at various prices. The dilution per share to new investors purchasing our common stock in this offering will depend on the number and price of shares of our common stock that are sold in this offering.

The number of common shares shown as outstanding in the table above is based on 44,092,374 common shares outstanding as of June 30, 2023 and excludes:

•	8,150,274 stock options at a weighted average exercise price of $5.05 and weighted average remaining contractual life of 6.93 years;

•	2,920,000 pre-funded warrants exercisable at $0.0001; and

•	7,477 warrants exercisable at $42.80 and expiring November 18, 2023.

To the extent that outstanding options are exercised or other shares are issued, investors purchasing our common shares in this offering may experience further dilution. In addition, we may choose to issue additional common shares, or securities convertible into or exchangeable for common shares, in the future. The issuance of these securities could result in further dilution for investors purchasing our common shares in this offering.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Jefferies under which we may offer and sell our common shares from time to time through Jefferies, acting as agent. Sales of our common shares, if any, under this prospectus supplement and the accompanying base shelf prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. No sales of our common shares under this prospectus will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of any exchange or market in Canada.

Each time we wish to issue and sell our common shares under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our common shares are subject to a number of conditions that we must meet. The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of 3% of the gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $90,000, in addition to certain ongoing disbursements of its legal counsel in the amount of $17,500 in connection with certain events described in the sales agreement. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $355,000, which includes legal, accounting and printing costs and various other fees associated with registering the common shares. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on the Nasdaq on the day following each day on which our common shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds to us.

In connection with the sale of our common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our common shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Jefferies may each terminate the Sales Agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying base shelf prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying base shelf prospectus electronically.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the anticipated U.S. federal income tax consequences generally applicable to U.S. Holders (as defined below) of the ownership and disposition of common shares. This summary addresses only holders who acquire pursuant to this offering and hold common shares as “capital assets” (generally, assets held for investment purposes).

The following summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder (as defined below) as a result of the ownership and disposition of common shares, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules (including, but not limited to, brokers, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, banks, thrifts and other financial institutions, persons liable for alternative minimum tax, persons that hold an interest in an entity that holds common shares, persons that will own, or will have owned, directly, indirectly or constructively 10% or more (by vote or value) of our stock, persons that hold common shares as part of a hedging, integration, conversion or constructive sale transaction or a straddle, former citizens or permanent residents of the United States, or persons whose functional currency is not the U.S. dollar).

This summary is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations, administrative pronouncements and rulings of the United States Internal Revenue Service, or the IRS, and judicial decisions and the Canada-United States Income Tax Convention (1980), as amended, all as in effect on the date hereof, and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., estate or gift tax or the Medicare contribution tax). U.S. Holders (as defined below) should consult their own tax advisers regarding such matters.

No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to different interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

As used in this summary, a “U.S. Holder” is a beneficial owner of common shares who, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (B) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

The tax treatment of a partner in a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that holds common shares may depend on both the partnership’s and the partner’s status and the activities of the partnership. Partnerships (or other entities or arrangements classified as a partnership for U.S. federal income tax purposes) that are beneficial owners of common shares, and their partners and other owners, should consult their own tax advisers regarding the tax consequences of the ownership and disposition of common shares.

Passive Foreign Investment Company Rules

A foreign corporation will generally be considered a PFIC for any taxable year in which (1) 75% or more of its gross income is “passive income” under the PFIC rules or (2) 50% or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” For this purpose, “passive income” generally includes interest, dividends, certain rents and royalties, and certain gains. Moreover, for purposes of determining if the foreign corporation is a PFIC, if the foreign corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it holds directly its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. If a corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

The determination as to whether a foreign corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the income, expenses and assets of the foreign corporation from time to time and the nature of the activities performed by its officers and employees. ESSA believes that it has been classified as a PFIC in one or more prior taxable years, and ESSA believes it may continue to be classified as a PFIC for the current taxable year and in future taxable years. However, our actual PFIC status for the current or any future taxable year is uncertain and cannot be determined until after the end of such taxable year.

If we are classified as a PFIC, a U.S. Holder that does not make any of the elections described below would be required to report any gain on the disposition of common shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain and any “Excess Distribution” (as defined below) received in respect of common shares as if such items had been earned ratably over each day in the U.S. Holder’s holding period (or a portion thereof) for common shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which we are treated as a PFIC with respect to the U.S. Holder, would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain or distribution. The amount allocated to each other taxable year would be taxed as ordinary income in the taxable year during which the gain is realized or distribution is made at the highest tax rate in effect for the U.S. Holder in that other taxable year and would be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. For purposes of these rules, gifts, exchanges pursuant to corporate reorganizations and use of common shares as security for a loan may be treated as a taxable disposition of common shares. An “Excess Distribution” is the amount by which distributions during a taxable year in respect of a common share exceed 125% of the average amount of distributions in respect thereof during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period for common shares).

Certain additional adverse tax rules will apply to a U.S. Holder for any taxable year in which we are treated as a PFIC with respect to such U.S. Holder and any of our subsidiaries is also treated as a PFIC (a “Subsidiary PFIC”). In such a case, the U.S. Holder will generally be deemed to own its proportionate interest (by value) in any Subsidiary PFIC and be subject to the PFIC rules described above with respect to the Subsidiary PFIC regardless of such U.S. Holder’s percentage ownership in us.

The adverse tax consequences described above may be mitigated if a U.S. Holder makes a timely “qualified electing fund” election, or a QEF election, with respect to its interest in the PFIC. Consequently, if we are classified as a PFIC, it may be advantageous for a U.S. Holder to elect to treat us as a “qualified electing fund” with respect to such U.S. Holder in the first year in which it holds common shares. If a U.S. Holder makes a timely QEF election with respect to ESSA, the electing U.S. Holder would be required in each taxable year that we are considered a PFIC to include in gross income (i) as ordinary income, the U.S. Holder’s pro rata share of the ordinary earnings of ESSA and (ii) as capital gain, the U.S. Holder’s pro rata share of the net capital gain (if any) of ESSA, whether or not the ordinary earnings or net capital gain are distributed. An electing U.S. Holder’s basis in common shares will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in common shares and will not be taxed again as distributions to the U.S. Holder.

A QEF election made with respect to ESSA will not apply to any Subsidiary PFIC; a QEF election must be made separately for each Subsidiary PFIC (in which case the treatment described above would apply to such Subsidiary PFIC). If a U.S. Holder makes a timely QEF election with respect to a Subsidiary PFIC, it would be required in each taxable year to include in gross income its pro rata share of the ordinary earnings and net capital gain of such Subsidiary PFIC, but may not receive a distribution of such income. Such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge (which would not be deductible for U.S. federal income tax purposes if the U.S. Holder were an individual).

If we determine that we are likely a PFIC in any taxable year, we currently intend to make available to U.S. Holders, upon request and in accordance with applicable procedures, a “PFIC Annual Information Statement” with respect to ESSA and any Subsidiary PFIC in which we own, directly or indirectly, more than 50% of such subsidiary’s total aggregate voting power for such taxable year, although there can be no assurance that we will provide, or continue to provide, such PFIC Annual Information Statement. The “PFIC Annual Information Statement” may be used by U.S. Holders for purposes of complying with the reporting requirements applicable to a QEF election with respect to ESSA and any Subsidiary PFIC.

The U.S. federal income tax on any gain from the disposition of common shares or from the receipt of Excess Distributions may be greater than the tax if a timely QEF election is made.

Alternatively, if we were to be classified as a PFIC, a U.S. Holder could also avoid certain of the rules described above by making a mark-to-market election (instead of a QEF election), provided common shares are treated as regularly traded on a qualified exchange or other market within the meaning of the applicable U.S. Treasury Regulations. However, a U.S. Holder will not be permitted to make a mark-to-market election with respect to a Subsidiary PFIC. U.S. Holders should consult their own tax advisers regarding the potential availability and consequences of a mark-to-market election, as well as the advisability of making a protective QEF election in case we are classified as a PFIC in any taxable year.

During any taxable year in which we or any Subsidiary PFIC is treated as a PFIC with respect to a U.S. Holder, that U.S. Holder generally must file IRS Form 8621. U.S. Holders should consult their own tax advisers concerning annual filing requirements.

Distributions on Common Shares

In general, subject to the passive foreign investment company rules discussed above, the gross amount of any distribution received by a U.S. Holder with respect to the common shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. We may not calculate our earnings and profits each year under U.S. federal income tax rules. Accordingly, U.S. Holders should expect that a distribution generally will be treated as a dividend for U.S. federal income tax purposes. Subject to the passive foreign investment company rules discussed above, distributions on common shares to certain non-corporate U.S. Holders that are treated as dividends may be taxed at preferential rates provided we are not treated as a PFIC for the taxable year of the distribution or the preceding taxable year. Such dividends will not be eligible for the “dividends received” deduction ordinarily allowed to corporate shareholders with respect to dividends received from U.S. corporations.

The amount of any dividend paid in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will equal the U.S. dollar value of the Canadian dollars calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. Holder, regardless of whether the Canadian dollars are converted into U.S. dollars. A U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder should generally not be required to recognize foreign currency gain or loss in respect of the distribution. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss will be treated as U.S. source ordinary income or loss.

Distributions on common shares that are treated as dividends generally will constitute income from sources outside the United States and generally will be categorized for U.S. foreign tax credit purposes as “passive category income.” A U.S. Holder may be eligible to elect to claim a U.S. foreign tax credit against its U.S. federal income tax liability, subject to applicable limitations and holding period requirements, for Canadian tax withheld, if any, from distributions received in respect of common shares. A U.S. Holder that does not elect to claim a U.S. foreign tax credit may instead claim a deduction for Canadian tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all foreign income taxes paid or accrued in such taxable year. The rules relating to U.S. foreign tax credits are complex, and each U.S. Holder should consult its own tax adviser regarding the application of such rules.

Sale, Exchange or Other Taxable Disposition of Common Shares

A U.S. Holder generally will recognize gain or loss on the sale, exchange or other taxable disposition of common shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the common shares exchanged therefor. Subject to the passive foreign investment company rules discussed above, such gain or loss will be capital gain or loss and will be long-term capital gain (currently taxable at a reduced rate for non-corporate U.S. Holders) or loss if, on the date of the sale, exchange or other taxable disposition, common shares have been held by such U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be sourced within the United States for U.S. foreign tax credit purposes.

Required Disclosure with Respect to Foreign Financial Assets

Certain U.S. Holders are required to report information relating to an interest in common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in common shares. U.S. Holders should consult their own tax advisers regarding information reporting requirements relating to their ownership of the common shares.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date immediately prior to the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations thereto (collectively, the “Tax Act”) to a holder of common shares acquired as beneficial owner pursuant to the offering described in this prospectus supplement and accompanying base shelf prospectus, each of whom, at all relevant times, for the purposes of the Tax Act, (i) holds such common shares as capital property, (ii) deals at arm’s length with the Company and Jefferies, (iii) is not affiliated with the Company or Jefferies, (iv) is not, and is not deemed to be, a resident of Canada, and (v) has not and will not use or hold or be deemed to use or hold the common shares in the course of carrying on, or otherwise in connection with, a business in Canada (each, a “Non-Resident Holder”). Special rules, which are not discussed below, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere, or an “authorized foreign bank” (as defined in the Tax Act). Such Non-Resident Holders should consult their own tax advisors with respect to an investment in common shares.

Generally, the common shares will be considered capital property to a Non-Resident Holder unless they are held or acquired in the course of carrying on a business of trading in or dealing in securities or as part of an adventure or concern in the nature of trade.

The term “U.S. Holder,” for the purposes of this section, means a Non-Resident Holder who, for purposes of the Canada-United States Income Tax Convention (1980) as amended, (the “Convention”), is, at all relevant times, a resident of the United States and a “qualifying person” within the meaning of Article XXIX-A of the Convention. In some circumstances, and subject to the detailed provisions of the Convention, fiscally transparent entities (including limited liability companies) may not be entitled to benefits under the Convention. Holders who are residents of the United States are urged to consult with their own tax advisors to determine their entitlement to benefits under the Convention based on their particular circumstances.

This summary is based on the facts set out in this prospectus supplement, the provisions of the Tax Act and the Convention in force as of the date immediately prior to the date hereof and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the “Proposed Tax Amendments”) and assumes that the Proposed Tax Amendments will be enacted in the form proposed, although no assurance can be given that the Proposed Tax Amendments will be enacted in their current form or at all. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of CRA, whether by judicial, legislative, governmental or administrative decision or action and does not take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ materially from those discussed herein.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any Non-Resident Holder and no representations concerning the tax consequences to any particular Non-Resident Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations applicable to the acquisition, holding and disposition of common shares. Accordingly, Non-Resident Holders should consult their own tax advisors regarding the tax considerations applicable to them having regard to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares, including dividends, adjusted cost base and proceeds of dispositions, must be determined in Canadian dollars in accordance with the Tax Act.

Disposition of Common Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a common share, unless the common share constitutes, or is deemed to constitute, “taxable Canadian property” of the Non-Resident Holder for purposes of the Tax Act at the time of disposition, and the gain is not exempt from tax pursuant to the terms of an applicable income tax treaty or convention.

Provided the common shares are listed on a “designated stock exchange” (as defined in the Tax Act) (which currently includes the Nasdaq) at the time of disposition, the common shares generally will not constitute “taxable Canadian property” of a Non-Resident Holder at such time, unless, at any particular time during the 60-month period immediately preceding the disposition, the following two conditions are met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length (within the meaning of the Tax Act), partnerships in which the Non-Resident Holder or persons with whom the Non-Resident Holder did not deal at arm’s length (within the meaning of the Tax Act) holds a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Holder together with all such persons and partnerships, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the Company; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of (a) real or immovable property situated in Canada, (b) “Canadian resource property” as defined in the Tax Act, (c) “timber resource property” as defined in the Tax Act, or (d) options in respect of, interests in, or civil law rights in, such properties, whether or not the property exists. Notwithstanding the foregoing, common shares may be deemed to be “taxable Canadian property” in certain circumstances specified in the Tax Act.

Pursuant to the Convention, a U.S. Holder will generally be exempt from tax under the Tax Act on any capital gain realized on a disposition of common shares unless the value of such common shares is derived principally from real property situated in Canada. For this purpose, “real property” has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.

If the common shares are (or are deemed to be) “taxable Canadian property” to a Non-Resident Holder at the time of disposition and the gain, if any, realized on the disposition of such common shares is not exempt from tax under the Tax Act by virtue of the terms of an applicable tax treaty, such Non-Resident Holder will realize a capital gain (or capital loss) equal to the amount by which such Non-Resident Holder’s proceeds of disposition in respect of the common share exceeds (or is exceeded by) the aggregate of the adjusted cost base of such common share to the Non-Resident Holder and any reasonable costs of disposition. For the purposes of determining the adjusted cost base of each such common share to that Non-Resident Holder the cost to such Non-Resident Holder of a common share acquired pursuant to this offering generally must be averaged with the adjusted cost base of any other common shares owned by the Non-Resident Holder as capital property immediately before the time of acquisition, if any.

A Non-Resident Holder must include one-half of the amount of the capital gain realized in the year (a "taxable capital gain") on the disposition of “taxable Canadian property” (other than “treaty-protected property” as defined in the Tax Act) in computing its income under the Tax Act. Subject to and in accordance with the provisions of the Tax Act, such a Non-Resident Holder is required to deduct one-half of the amount of any capital loss realized in the taxation year (an "allowable capital loss") on the disposition of “taxable Canadian property” (other than “treaty-protected property”) against taxable capital gains realized by such Non-Resident Holder in the year from dispositions of “taxable Canadian property” (other than “treaty-protected property” as defined in the Tax Act), and allowable capital losses in excess of taxable capital gains for the year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized on the disposition of “taxable Canadian property” (other than “treaty-protected property”) in such years.

Where a Non-Resident Holder disposes of common shares which constitute “taxable Canadian property” at the time of disposition, and do not constitute “treaty-protected property”, both within the meaning of the Tax Act, the Non-Resident Holder is generally required to comply with certain reporting and notification obligations under the Tax Act in respect of the disposition of such common shares. A Non-Resident Holder may be required to file a tax return in Canada reporting any such disposition of taxable Canadian property for each year in which a disposition occurs. A Non-Resident Holder who disposes of common shares which may constitute “taxable Canadian property” should consult their own advisors for advice having regard to their own particular circumstances including regarding any resulting Canadian tax reporting requirements.

Dividends on Common Shares

Under the Tax Act, dividends paid or credited, or deemed to be paid or credited, on a common share to a Non-Resident Holder by the Company will be subject to Canadian withholding tax at the rate of 25%, subject to the reduction of such rate under the terms of an applicable income tax treaty or convention. Under the Convention, a U.S. Holder that is the beneficial owner of such dividend will generally be subject to Canadian withholding tax at the rate of 15% (or 5% in the case of a U.S. Holder that is a corporation beneficially owning at least 10% of the Company’s voting shares). In addition, under the Convention, dividends may be exempt from Canadian withholding tax if paid to certain U.S. Holders that are qualifying religious, scientific, literary, educational or charitable organizations, or certain qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits, provided such U.S. Holders are generally exempt from income tax in the United States and have complied with specific administrative procedures.

Non-Resident Holders who may be eligible for a reduced rate of withholding tax on dividends (if any) pursuant to any applicable income tax convention should consult with their own tax advisors with respect to taking all appropriate steps in this regard.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters and by Blake, Cassels & Graydon LLP with respect to Canadian legal matters. Jefferies LLC is being represented in connection with this offering by Latham & Watkins LLP with respect to U.S. legal matters and Bennett Jones LLP with respect to Canadian legal matters.

EXPERTS

The consolidated financial statements of the Company as of September 30, 2022 and 2021 and for each of the years in the two-year period ended September 30, 2022, appearing in our Annual Report, have been incorporated herein by reference in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the BCBCA. Some of our directors, officers and the experts named in this prospectus are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion our assets are, located outside the United States. In connection with the Sales Agreement for this offering, we have appointed an agent for service of process in the United States, but it may be difficult for holders of common shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a final and conclusive in personam judgment of a U.S. court of competent jurisdiction for a sum certain, which is subsisting and unsatisfied and has not been stayed, and which is not void, voidable, or otherwise ineffective, predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court and: (1) the U.S. court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia; (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with applicable U.S. federal or state law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia and the federal laws of Canada or contrary to any order or regulation under the Foreign Extraterritorial Measures Act (Canada), the United Nations Act (Canada) or the Special Economic Measures Act (Canada), or any order made by the Competition Tribunal under the Competition Act(Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period under the laws of the Province of British Columbia and is commenced and maintained in accordance with the procedural requirements of British Columbia law; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); (8) the British Columbia court does not decline to exercise its territorial competence on the grounds that a court of another state is a more appropriate forum in which to hear the action; and (9) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired or there is another subsisting judgment in any jurisdiction relating to the same cause of action; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws. See “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, or SEDAR+ at www.sedarplus.com. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Certain of our filings are also electronically available on the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) and may be accessed at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement is deemed to be incorporated by reference into the accompanying base shelf prospectus. Information has been incorporated by reference in this prospectus supplement from documents filed with the SEC. Copies of the documents incorporated by reference in this prospectus supplement and not delivered with this prospectus supplement may be obtained on request without charge from the Company Secretary of ESSA at Suite 720 – 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5, telephone: (778) 331-0962 or by accessing EDGAR at www.sec.gov. Documents filed with, or furnished to, the SEC are available through EDGAR at www.sec.gov.

The following documents, filed with the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus supplement and the accompanying base shelf prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022, March 31, 2023 and June 30, 2023;

•	our Current Reports on Form 8-K filed on March 10, 2023, June 6, 2023, August 8, 2023, September 18, 2023 and September 18, 2023; and

•	the description of our common shares contained in our registration statement on Form 20-F filed with the SEC on July 1, 2015, including any amendment or report filed for purposes of updating such description.

In addition, all subsequent annual reports filed by us on Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed (but not furnished) by us pursuant to the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus supplement, except as so modified or superseded.

References to our website in any documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus do not incorporate by reference the information on such website into this prospectus supplement or the accompanying prospectus, and we disclaim any such incorporation by reference.

PROSPECTUS

ESSA PHARMA INC.

US$200,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Units

We may offer and sell from time to time common shares, preferred shares, debt securities, subscription receipts, warrants to purchase common shares and units or any combination thereof up to an aggregate initial offering price of up to US$200,000,000 in one or more transactions under this shelf prospectus. The securities may be offered separately or together, at times, in amounts, at prices and on terms that will be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement. We will provide specific terms of any offering in supplements to this prospectus. The prospectus supplement will contain more specific information about the offering and the securities being offered. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution and the underwriter’s discounts and commissions.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the prospectus supplement, together with the additional information which is incorporated by reference into this prospectus and the prospectus supplement.

Our common shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “EPIX.” On October 2, 2023, the closing price of our common shares was US$2.94 on the Nasdaq. Unless otherwise specified in an applicable prospectus supplement, our preferred shares, debt securities, warrants, subscription receipts and units will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which our securities, other than our common shares, may be sold and purchasers may not be able to resell such securities purchased under this prospectus. This may affect the pricing of our securities, other than our common shares, in the secondary market, the transparency and availability of trading prices, the liquidity of our securities and the extent of issuer regulation. See “Risk Factors.”

An investment in our securities involves a high degree of risk. Before purchasing any securities, you should carefully read the ‘‘Risk Factors’’ section beginning on page 4 of this prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 10, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of US$200,000,000.

This prospectus provides you with a general description of our securities. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the securities being offered and the specific terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We may offer and sell securities to or through underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Find More Information.”

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. See “Cautionary Statement Regarding Forward-Looking Statements.”

Prospective investors should be aware that the ownership and disposition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus and any applicable prospectus supplement is accurate only as of the date of such document and any information incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

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In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to:

●	“ESSA”, the “Company”, “we”, “us” and “our” refer to ESSA Pharma Inc., either alone or together with our subsidiaries as the context requires.

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

●	“FINRA” refers to the Financial Industry Regulatory Authority.

●	“Nasdaq” refers to the Nasdaq Capital Market.

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars. See “Exchange Rate Data.”

This prospectus and any applicable prospectus supplement include references to trade names and trade-marks of other companies, which trade names and trade-marks are the property of their respective owners.

Market data and certain industry forecasts relating to the pharmaceutical and biotechnology industries included in this prospectus, including any prospectus supplement or any document incorporated by reference herein or therein, are derived from recognized industry reports published by industry analysts, industry associations and/or independent consulting and data compilation organizations. Although we believe that these independent sources are generally reliable, the accuracy and completeness of the information from such sources is not guaranteed and has not been independently verified by us, and we do not make any representation as to the accuracy of such information.

THE COMPANY

Overview of the Company

We are a clinical stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of prostate cancer with an initial focus on patients whose disease is progressing despite treatment with current standard of care therapies, including second-generation antiandrogen drugs such as abiraterone, enzalutamide, apalutamide and darolutamide.

We believe our latest series of investigational compounds, including our product candidate EPI-7386, have the potential to significantly expand the interval of time in which patients with castration-resistant prostate cancer (“CRPC”) can benefit from anti-hormone-based therapies. Specifically, the compounds are designed to disrupt the androgen receptor (“AR”) signaling pathway, the primary pathway that drives prostate cancer growth, and prevent AR activation through selective binding to the N-terminal domain (“NTD”) of the AR. In this respect, our compounds are designed to mechanistically differ from classical non-steroid antiandrogens. These antiandrogens interfere either with androgen synthesis (i.e., abiraterone), or with the binding of androgens to the ligand-binding domain (“LBD”), located at the opposite end of the receptor from the NTD (i.e. “lutamides”). A functional NTD is essential for the functionality of the AR; blocking the NTD inhibits AR-driven transcription and therefore androgen-driven biology. We believe that the transcription inhibition mechanism of our preclinical compounds is unique, and has the potential advantage of bypassing several of the identified mechanisms of resistance to the antiandrogens currently used in the treatment of CRPC. We have been granted by the United States Adopted Names (“USAN”) Council a unique USAN stem “Aniten” to recognize this new first-in-class mechanistic class. We refer to this series of proprietary investigational compounds as the “Aniten” series. In preclinical studies, blocking the NTD has demonstrated the capability to prevent AR-driven gene expression. A previously completed Phase 1 clinical trial of our first-generation agent, ralaniten acetate (“EPI-506”) administered to patients with metastatic CRPC (“mCRPC”) refractory to current standard of care therapies demonstrated prostate-specific antigen (“PSA”) declines, a sign of inhibition of AR-driven biology. This inhibition, however, was neither deep nor sustained enough to confer clinical benefit and we have made the decision to develop a more potent next generation drug which would also have a longer half-life. We have done so, and we are now in clinical trials with our next generation Aniten, EPI-7386.

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In developing possible therapeutics that involve binding to the NTD, our strategic approach involves:

●	completing the initial Phase 1 clinical development of EPI-7386 as a monotherapy treatment for patients with mCRPC, who are resistant to the current standard of care, to demonstrate the drug’s characteristics as a single agent as completely as possible, with regards to safety, tolerability, and efficacy together with detailed pharmacological and biological studies. The assessment of the clinical data will determine our clinical development of EPI-7386 as a single agent therapy and also as a combination therapy, whilst considering the impact of such treatment against the size of the patient population whose tumours have progressed and are prevalently driven by the AR pathway despite heavy pre-treatment of the latest generation antiandrogens;

●	combining Aniten compounds with second-generation antiandrogens in earlier lines of therapy. We, with industry partners, are conducting clinical trials of combinations of EPI-7386 and second-generation antiandrogens in patients with nmCRPC, mCRPC, mHSPC and neo-adjuvant prostate cancer surgical therapy in earlier lines of treatment; and

●	continuing preclinical studies including work on other Aniten molecules, NTD degraders and other potential applications for AR NTD inhibitors.

Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our Annual Report on Form 10-K for the year ended September 30, 2022 (our “Annual Report”), as revised or supplemented by our subsequent quarterly reports on Form 10-Q, or our current reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Documents Incorporated by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

Our registered and records office is located at Suite 3500, The Stack, 1133 Melville Street, Vancouver, British Columbia, Canada V6E 4E5. Our head office is located at Suite 720 - 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5.

We have one wholly-owned subsidiary, ESSA Pharmaceuticals Corp., existing under the laws of the State of Texas.

Recent Developments

On September 18, 2023, the Company announced the initiation of the Phase 2 portion of its Phase 1/2 study evaluating masofaniten (EPI-7386).

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the any applicable prospectus supplement and any free writing prospectus, together with all the information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report, as revised or supplemented by our subsequent quarterly reports on Form 10-Q, or our current reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause purchasers of securities to lose all or part of their investments. The risks and uncertainties we have described are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (and any prospectus supplement), including the documents incorporated by reference herein, contains forward-looking statements or forward-looking information within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. All statements in this prospectus, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements that may relate to the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. These statements appear in a number of different places in this prospectus and can be identified by use of terminology such as “subject to”, “believe”, “anticipate”, “plan”, “expect”, “intend”, “estimate”, “project”, “may”, “will”, “should”, “would”, “could”, “hope”, “can”, or the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. Examples of such forward looking statements include, but are not limited to statements related to:

●	the Company’s ability to maintain operations, development programs, preclinical studies, clinical trials and raise capital as a result of global macroeconomic factors including inflation, supply chain issues and any ongoing impact from the coronavirus disease 2019 outbreak (“COVID-19”);
●	the Company’s ability to advance its product candidate and potential future product candidates through, and successfully complete, clinical trials;
●	the Company’s ability to recruit sufficient numbers of patients for future clinical trials, and the benefits expected therefrom;
●	the Company’s ability to establish and maintain relationships with collaborators with acceptable development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;
●	the Company’s ability to obtain funding for operations, including research funding, and the timing and potential sources of such funding;
●	the initiation, timing, cost, location, progress and success of, strategy and plans with respect to ESSA’s research and development programs (including research programs and related milestones with regards to next-generation drug candidates and compounds), preclinical studies and clinical trials;
●	the therapeutic benefits, properties, effectiveness, pharmacokinetic profile and safety of the Company’s product candidate and potential future product candidates, if any, including the expected benefits, properties, effectiveness, pharmacokinetic profile and safety of the Company’s next-generation Aniten compounds;

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●	the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others;
●	developments relating to the Company’s competitors and its industry, including the success of competing therapies that are or may become available;
●	the Company’s ability to achieve profitability;
●	the grant (“CPRIT Grant”) under the Cancer Prevention and Research Institute of Texas (“CPRIT”) and payments thereunder, including any residual obligations;
●	the Company’s intended use of proceeds from past and future offerings of the Company’s securities;
●	the implementation of the Company’s business model and strategic plans, including strategic plans with respect to patent applications and strategic collaborations and partnerships;
●	the Company’s ability to identify, develop and commercialize product candidates;
●	the Company’s commercialization, marketing and manufacturing capabilities and strategy;
●	the Company’s expectations regarding federal, state, provincial and foreign regulatory requirements, including the Company’s plans with respect to anticipated regulatory filings;
●	whether the Company will receive, and the timing and costs of obtaining, regulatory approvals in the United States, Canada and other jurisdictions;
●	the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by the Company’s product candidate and potential future product candidates, if any;
●	the rate and degree of market acceptance and clinical utility of the Company’s potential future product candidates, if any;
●	the timing of, and the Company’s ability and the Company’s collaborators’ ability, if any, to obtain and maintain regulatory approvals for the Company’s product candidate and potential future product candidates, if any;
●	the Company’s expectations regarding market risk, including inflation, interest rate changes and foreign currency fluctuations;
●	the Company’s ability to engage and retain the employees required to grow its business;
●	the compensation that is expected to be paid to the Company’s employees;
●	the Company’s future financial performance and projected expenditures; and
●	estimates of the Company’s financial condition, expenses, future revenue, capital requirements and its need for additional financing and potential sources of capital and funding.

Such statements reflect the Company’s current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including those described under “Risk Factors” in the Company’s Annual Report. All the forward-looking statements included in this prospectus are based upon our current expectations and various assumptions. Certain assumptions made in preparing the forward-looking statements include, but are not limited to:

●	its ability to maintain operations as a result of any ongoing impact from the COVID-19 outbreak;
●	its ability to conduct clinical studies involving its product candidate and to identify any future product candidates;
●	its ability to obtain regulatory and other approvals to commence clinical trials involving any future product candidates;

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●	its ability to obtain positive results from research and development activities, including clinical trials;
●	the availability of sufficient financing on reasonable terms;
●	its ability to obtain required regulatory approvals;
●	its ability to protect patents and proprietary rights;
●	its ability to successfully out-license or sell future products, if any, and in-license and develop new products;
●	the absence of material adverse changes in its industry or the global economy;
●	its ability to attract and retain key personnel;
●	its continued compliance with third party license terms and non-infringement of third-party intellectual property rights;
●	its ability to maintain good business relationships with its strategic partners; and
●	its ability to understand and predict market competition.

The Company believes there is a reasonable basis for its current expectations, views and assumptions, but they are inherently uncertain. The Company may not realize its expectations, and its views and assumptions may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. In evaluating forward-looking statements, investors should specifically consider the following uncertainties and factors, among others (including those set forth under the heading “Risk Factors” in the Company’s Annual Report, as updated by the Company’s subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement filed relating to a specific offering or sale), that could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements.

Below is a summary of material factors that make an investment in the Common Shares speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that the Company faces. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that the Company faces, can be found under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report. The below summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report, as updated by the Company’s subsequent filings under the Exchange Act and, if applicable, in any accompany prospectus supplement filed relating to a specific offering or sale, as part of your evaluation of an investment in the Company’s Common Shares. Important factors that could cause such differences include, among other things, the following:

●	risks related to the Company’s ability to maintain operations and execute on its business plan as a result of the COVID-19 outbreak or other health epidemics;
●	risks related to clinical trial development and the Company’s ability to conduct the clinical trial of its product candidate and the predictive value of its current or planned clinical trials;
●	risks related to clinical trials being conducted by third parties under collaboration and clinical supply agreements, including combination studies, using the Company's product candidate, studies which the Company may not control, and ensuing reputational risk related to clinical trial results;
●	risks related to the Company’s future success being dependent primarily on identification through preclinical studies, clinical studies, regulatory approval for commercialization of a single product candidate;
●	risks related to the Company’s license agreements with third parties;
●	uncertainty related to the Company’s ability to obtain required regulatory approvals for its proposed products;

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●	risks related to the Company's ability to conduct a clinical trial or submit a future New Drug Application/New Drug Submission to the U.S. Food and Drug Administration (“FDA”) or Investigational New Drug Application/Clinical Trial Application to Health Canada;
●	risks related to the Company's ability to successfully commercialize future product candidates;
●	risks related to the possibility that the Company’s product candidate and potential future product candidates, if any, may have undesirable side effects when used alone or in combination with other drugs;
●	risks related to the Company’s ability to enroll subjects in clinical trials;
●	risks that the FDA may not accept data from trials conducted in locations outside the United States;
●	risks related to the Company’s ongoing obligations and continued regulatory review;
●	risks related to potential administrative or judicial sanctions;
●	the risk of increased costs associated with prolonged, delayed or terminated clinical trials;
●	the risk that third parties may not carry out their contractual duties or terminate the relationship;
●	risks related to the Company’s lack of experience manufacturing product candidates on a large clinical or commercial scale and the Company’s lack of manufacturing facility;
●	risks inherent in foreign operations, including related to foreign sourced raw materials, manufacturing or clinical trials;
●	risks related to disruptions in domestic and foreign supply chains that the Company relies on for the production and shipment of raw materials and clinical trial materials;
●	risks related to the Company’s failure to obtain regulatory approval in international jurisdictions;
●	risks related to recently enacted and future legislation in the United States and internationally that may increase the difficulty and cost for the Company to obtain marketing approval of, and commercialize, its product candidate and potential future products, if any, and affect the prices the Company may obtain;
●	risks related to new legislation, new regulatory requirements, and the continuing efforts of governmental and third-party payors to contain or reduce the costs of healthcare;
●	uncertainty as to the Company’s ability to raise additional funding;
●	risks related to the Company’s ability to raise additional capital on favorable terms and the impact of dilution from incremental financing;
●	risks of a deemed default on any residual obligations of the agreement providing for the CPRIT Grant and having to reimburse all of the CPRIT Grant, if such deemed default is not waived by CPRIT;
●	risks related to the Company’s incurrence of significant losses in every quarter since inception and its anticipation that it will continue to incur significant losses in the future;
●	risks related to the Company’s limited operating history;
●	risks related to the Company’s reliance on proprietary technology;
●	risks related to the Company’s ability to protect its intellectual property rights throughout the world;
●	risks related to claims by third parties asserting that the Company, or its employees, contractors or consultants have misappropriated their intellectual property, or claiming ownership of what the Company regards as its intellectual property;
●	risks related to the Company’s ability to comply with governmental patent agency requirements in order to maintain patent protection;
●	risks related to computer system failures or security breaches and increasing cyber threats;
●	risks related to business disruptions that could seriously harm the Company’s future revenues and financial condition and increase its costs and expenses;
●	risks related to the Company’s ability to attract and maintain highly qualified personnel;
●	risks related to the possibility that third-party coverage and reimbursement and health care cost containment initiatives and treatment guidelines may constrain the Company’s future revenues;
●	risks related to potential conflicts of interest between the Company and its directors and officers;

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●	risks related to competition from other biotechnology and pharmaceutical companies;
●	risks related to movements in foreign currency exchange rates, interest rates and the rate of inflation;
●	risks related to the Company’s ability to convince public payors and hospitals to include the Company’s product candidate and potential future products, if any, on their approved formulary lists;
●	risks related to the Company’s ability to establish an effective sales force and marketing infrastructure, or enter into acceptable third-party sales and marketing or licensing arrangements;
●	risks related to the Company's ability to manage growth;
●	risks related to the Company’s ability to achieve or maintain expected levels of market acceptance for its products;
●	risks related to the Company’s ability to realize benefits from acquired businesses or products or form strategic alliances in the future;
●	risks related to collaborations with third parties;
●	risks that employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could cause significant liability for the Company and harm its reputation;
●	risks related to product liability lawsuits;
●	risks related to compulsory licensing and/or generic competition;
●	risks related to being a smaller reporting company;
●	risks related to share price volatility in the event there is low liquidity for the trading of the Company's Common Shares;
●	risks related to the possibility that laws and regulations governing international operations may preclude the Company from developing, manufacturing and selling certain product candidates outside of the United States and Canada and require it to develop and implement costly compliance programs;
●	risks related to laws that govern fraud and abuse and patients' rights;
●	risks related to the Company’s ability to comply with environmental, health and safety laws and regulations;
●	risks related to the Company being a “passive foreign investment company”;
●	risks related to United States investors' ability to effect service of process or enforcement of actions against the Company;
●	risks related to market price and trading volume volatility;
●	risks related to the Company's dividend policy;
●	risks associated with future sales of the Company’s securities;
●	risks related to the Company's ability to maintain an active trading market for the Company’s common shares;
●	risks related to the Company’s ability to implement and maintain effective internal controls;
●	risks related to provisions in the Company’s charter documents and Canadian law affecting corporate governance; and
●	risks related to analyst coverage.

If one or more of these risks or uncertainties or a risk that is not currently known to the Company, materialize, or if its underlying assumptions prove to be incorrect, actual results may vary materially from those expressed or implied by forward-looking statements. The forward-looking statements represent the Company’s expectations, plans, estimates and views as of the date of this document. The Company does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events, except as required by law. Investors are cautioned that we cannot guarantee future results, events, levels of activity, performance or achievements and that forward-looking statements are inherently uncertain. Accordingly, investors are cautioned not to put undue reliance on forward-looking statements. The Company advises you that these cautionary remarks expressly qualify in their entirely all forward-looking statements attributable to the Company or persons acting on its behalf.

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EXCHANGE RATE INFORMATION

We use the United States dollar as our reporting currency. The following table sets forth for each period indicated: (1) the low and high exchange rates during such period; (2) the exchange rates in effect at the end of the period; and (3) the average exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada. The average exchange rate is calculated on the last business day of each month for the applicable period.

	Year Ended September 30,
	2021	2022	2023
Low	0.7491	0.7285	0.7217
High	0.8306	0.8111	0.7617
Period End	0.7849	0.7296	0.7396
Average	0.7915	0.7832	0.7417

The following table sets forth, for each of the last six months, the low and high closing exchange rates and the closing exchange rate at the end of the month for Canadian dollars expressed in United States dollars, as quoted by the Bank of Canada:

	Last Six Months
	April	May	June	July	August	September
Low	0.7339	0.7338	0.7417	0.7492	0.7350	0.7313
High	0.7486	0.7488	0.7604	0.7617	0.7524	0.7450
End of Month	0.7365	0.7351	0.7553	0.7589	0.7390	0.7396

On October 2, 2023, the closing exchange rate of Canadian dollars expressed in United States dollars, as quoted by the Bank of Canada was C$1.00=US$0.7315.

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USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes, including funding research and development, preclinical and clinical expenses, and corporate costs.

By the nature of our business as a clinical pharmaceutical company, we had negative operating cash flow for our most recent interim financial period and financial year. To the extent we have negative cash flows in future periods, we may use a portion of our general working capital to fund such negative cash flow. See “Risk Factors.”

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 5. Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities” in our Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

DESCRIPTION OF SHARE CAPITAL

Common Shares

We are authorized to issue an unlimited number of common shares, without par value. As of October 2, 2023 there were 44,100,838 common shares issued and outstanding, 8,150,274 common shares issuable upon exercise of outstanding stock options, and 2,927,477 common shares issuable upon exercise of warrants. Of the outstanding warrants, 2,920,000 are pre-funded warrants, each exercisable at a nominal exercise price into one common share.

Holders of our common shares are entitled to receive notice of any meetings of our shareholders, and to attend and to cast one vote per common share at all such meetings. Holders of common shares are entitled to receive on a pro rata basis such dividends on the common shares, if any, as and when declared by our board of directors at its discretion, from funds legally available therefor, and, upon the liquidation, dissolution or winding up of the Company, are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with, the holders of common shares with respect to dividends or liquidation. Our common shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Preferred Shares

We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

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DESCRIPTION OF DEBT SECURITIES

In this description of debt securities section, “we,” “us,” “our,” or “ESSA” refer to ESSA Pharma Inc. but not to its subsidiaries.

This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture, or the indenture, to be entered into between us and one or more trustees. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the British Columbia Business Corporations Act. A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

General

The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

●	the title of the debt securities;

●	the aggregate principal amount of the debt securities;

●	the percentage of principal amount at which the debt securities will be issued;

●	whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

●	whether the payment of the debt securities will be guaranteed by any other person;

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●	the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

●	whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

●	the place or places we will pay principal, premium, if any, and interest and the place or places where debt securities can be presented for registration of transfer or exchange;

●	whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

●	whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

●	whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;

●	the denominations in which we will issue any registered debt securities, if other than denominations of $1,000 and any multiple of $l,000 and, if other than denominations of $5,000, the denominations in which any unregistered debt security shall be issuable;

●	whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our common shares or other property;

●	whether payments on the debt securities will be payable with reference to any index or formula;

●	whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

●	whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

●	the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

●	any changes or additions to events of default or covenants;

●	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

●	whether the holders of any series of debt securities have special rights if specified events occur;

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●	any mandatory or optional redemption or sinking fund or analogous provisions;

●	the terms, if any, for any conversion or exchange of the debt securities for any other securities;

●	rights, if any, on a change of control;

●	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

●	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

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The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

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Debt Securities in Definitive Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

●	issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

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●	register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

●	exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

●	issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation

The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

●	we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

●	the successor person (if not us) assumes all of our obligations under the debt securities and the indenture; and

●	we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.

Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, all payments made by or on behalf of us under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax, or Canadian Taxes, unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

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If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the debt securities, we will pay as additional interest such additional amounts, or the additional amounts, as may be necessary so that the net amount received by a holder of the debt securities after such withholding or deduction will not be less than the amount such holder of the debt securities would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders of the debt securities, other than excluded holders (as defined herein), that are exempt from withholding but required to pay tax under Part XIII of the Income Tax Act (Canada) (the “ITA”), directly on amounts otherwise subject to withholding); provided, however, that no additional amounts will be payable with respect to a payment made to a holder of the debt securities, or an excluded holder, in respect of the beneficial owner thereof:

●	with which we do not deal at arm’s length (for purposes of the ITA) at the time of the making of such payment;

●	which is subject to such Canadian Taxes by reason of the debt securities holder’s failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

●	which is subject to such Canadian Taxes by reason of the debt securities holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the debt securities or the receipt of payments thereunder; or

●	which is subject to such Canadian Taxes because it is not entitled to the benefit of an otherwise applicable tax treaty by reason of the legal nature of such holder of the debt securities.

We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will pay all taxes, interest and other liabilities which arise by virtue of any failure of us to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. We will furnish to the holder of the debt securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us.

Whenever in the indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other payment under or with respect to a debt security, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or could be payable in respect thereof.

The foregoing obligations shall survive any termination, defeasance or discharge of the indenture.

Tax Redemption

If and to the extent specified in the applicable prospectus supplement, the debt securities of a series will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if (1) we determine that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable prospectus supplement if any date is so specified, we have or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series as described under “Additional Amounts” or (b) on or after a date specified in the applicable prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series and (2) in any such case, we, in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us; provided however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such additional amounts were a payment in respect of the debt securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such additional amounts remains in effect.

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In the event that we elect to redeem the debt securities of such series pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem the debt securities of such series pursuant to their terms.

Provision of Financial Information

We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F, Form 20-F or Form 10-K, as applicable, or any successor form; and reports on Form 8-K (or any successor form), as applicable.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

●	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

●	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

●	we fail to make any required sinking fund or analogous payment for that series of debt securities;

●	we fail to observe or perform any of the covenants described in the section “Merger, Amalgamation or Consolidation” for a period of 30 days;

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●	we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

●	a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the time of the indenture relating to this prospectus or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of $5,000,000 and 2% of our shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated, or the accelerated indebtedness, and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the debt securities relating to this prospectus until 30 days after such indebtedness has been accelerated, or (ii) if the accelerated indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the indenture governing the debt securities relating to this prospectus; or (B) if such accelerated indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the indenture relating to this prospectus;

●	certain events involving our bankruptcy, insolvency or reorganization; and

●	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

●	the entire principal and interest and premium, if any, of the debt securities of the series; or

●	if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

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If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

●	the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

●	the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

●	we will be discharged from the obligations with respect to the debt securities of that series; or

●	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

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If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

To exercise our defeasance option, we must deliver to the trustee:

●	an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

●	an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

●	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

●	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

●	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

●	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

●	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

●	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

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●	reduce the amount of principal of a debt security payable upon acceleration of its maturity;

●	change the place or currency of any payment;

●	affect the holder’s right to require us to repurchase the debt securities at the holder’s option;

●	impair the right of the holders to institute a suit to enforce their rights to payment;

●	adversely affect any conversion or exchange right related to a series of debt securities;

●	change the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

●	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

●	evidence our successor under the indenture;

●	add covenants or surrender any right or power for the benefit of holders;

●	add events of default;

●	provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

●	establish the forms of the debt securities;

●	appoint a successor trustee under the indenture;

●	add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

●	cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

●	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

●	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

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Governing Law

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, in connection with the indenture, we will designate and appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

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We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which has not been stayed and is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable or otherwise ineffective under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia and the federal laws of Canada, or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada), the United Nations Act (Canada), or the Special Economic Measures Act (Canada), or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, insolvency, arrangement, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory, penal, or similar laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period and commenced and maintained in accordance with procedural requirements in the Province of British Columbia; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired, or there is another subsisting judgment in any jurisdiction relating to the same cause of action; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts that are exchangeable for our equity securities and/or other securities. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. This description will include, without limitation, where applicable:

●	the title and number of subscription receipts;

●	the period during which and the price at which the subscription receipts will be offered;

●	the terms, conditions and procedures for the exchange of the subscription receipts into or for our equity securities and/or other securities;

●	the number of our equity securities and/or other securities that may be issued or delivered upon exchange of each subscription receipt; and

●	whether the subscription receipts will be issued in fully registered or global form.

Our equity securities and/or other securities issued or delivered upon the exchange of subscription receipts will be issued for no additional consideration.

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Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain Canadian provinces and territories the statutory right of action in connection with a prospectus misrepresentation limits damages to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of common shares, or equity warrants, or any warrants for the purchase of debt securities, or debt warrants. We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.

Subject to the foregoing, we may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

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Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain Canadian provinces and territories the statutory right of action in connection with a prospectus misrepresentation limits damages to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of equity warrants;

●	the price at which the equity warrants will be offered;

●	the currency or currencies in which the equity warrants will be offered;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	the number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;

●	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

●	whether we will issue fractional shares;

●	whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

●	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

●	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

●	whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	material US and Canadian federal income tax consequences of owning the equity warrants; and

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●	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of debt warrants;

●	the price at which the debt warrants will be offered;

●	the currency or currencies in which the debt warrants will be offered;

●	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

●	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

●	the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of debt warrants that may be exercised at any one time;

●	whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

●	material US and Canadian federal income tax consequences of owning the debt warrants; and

●	any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of the ownership and disposition of any of our securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

●	the name or names of any underwriters, dealers or other placement agents;

●	the number and the purchase price of, and form of consideration for, the securities;

●	the proceeds to the Company from such sale; and

●	any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

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The securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

We may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any securities offered hereby. Where we pay such commission, it will be paid out of the general corporate funds of the Company.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an “at-the-market distribution,” no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over-allot, our securities in connection with an offering of the securities or effect any other transactions that are intended to stabilize the market price of our securities.

In connection with any offering of our securities, other than an “at-the-market distribution,” the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Each prospectus supplement will set forth the terms of such transactions.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

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We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through SEDAR at https://www.sedarplus.com. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s website is http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022, and March, 31, 2023 and June 30, 2023;

●	our Current Reports on Form 8-K filed on March 10, 2023, June 6, 2023, August 8, 2023, September 18, 2023 and September 18, 2023; and

●	the description of our common shares contained in our registration statement on Form 20-F filed with the Commission on July 1, 2015, including any amendment or report filed for purposes of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at Suite 720 – 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5, by faxing a written request to 1-888-308-8974 or by calling 1-778-331-0962.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the Business Corporations Act (British Columbia) (the “BCBCA”). Some of our directors and officers are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of our securities who reside in the United States to effect service within the United States upon those director and officers who are not residents of the United States. It may also be difficult for holders of our securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or ‘‘blue sky’’ laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on its behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to matters of U.S. law.

AUDITOR, TRANSFER AGENT AND REGISTRAR

Our audited consolidated financial statements included in this prospectus have been audited by Davidson & Company LLP at its offices located at 1200 – 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, British Columbia, Canada V7Y 1G6, independent auditors, as stated in their report appearing therein.

The Canadian transfer agent and registrar for our common shares is Computershare Investor Services Inc. at its offices in Vancouver, British Columbia and Toronto, Ontario. The U.S. transfer agent for our common shares is Computershare Trust Company, N.A. at its offices in Canton, MA, Jersey City, NJ, and Louisville, KY.

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PROSPECTUS

Up to $50,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Jefferies

November 3, 2023